Exhibit 99.1

For Immediate Release Contact: John Gonsior, CFO (763) 392-6200

Insignia Systems, Inc. Announces a Profitable First Quarter

MINNEAPOLIS – May 1, 2013 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported the following results for the three months ended March 31, 2013, as compared to the three months ended March 31, 2012.

	Three months ended	Three months ended	% increase
	3/31/2013	3/31/2012	(decrease)

POPS revenue	$6,967,000	$3,468,000	100.9%
Products revenue	429,000	529,000	(18.9)%
Total net sales	7,396,000	3,997,000	85.0%

Operating income (loss)	$976,000	$(2,254,000)

Net income (loss)	$420,000	$(1,577,000)

Net income (loss) per share:
Basic	$0.03	$(0.12)
Diluted	$0.03	$(0.12)

CEO Scott Drill commented, “The trend of profitable quarters continued in the first quarter of 2013, making it three straight profitable quarters. Revenue was the highest that we have seen in nearly three years, which gives us a strong start to what should be a good year.”

President and COO Glen Dall commented, “We’re pleased with the significant increase in revenue and continued profitability. We have put in a lot of hard work over the past few quarters getting our company in a position where we can turn a high-revenue quarter into significant profitability, as we did this past quarter. I commend our sales force, and the rest of the team that supports them, for the results we saw in the first quarter of 2013.”

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Mr. Dall continued, “POPS bookings are $5.3 million for the second quarter with approximately three weeks of selling time remaining. While we believe that CPG spending has expanded from what we were seeing 12 to 18 months ago, we still face competitive pressures and alternate promotional vehicles in the marketplace. We are continuing to add sales and marketing resources to pursue revenue growth while closely monitoring our costs.

“In new product news, we recently launched BannerPOPS® in select retailers, and have already secured several CPG commitments to execute this product later in the year. We are looking to increase the release of new tactics in the coming months.”

Selected Financial Information

CFO John Gonsior stated, “Our balance sheet remains strong, with nearly $22.7 million in working capital, versus $21.8 million at December 31, 2012. As of March 31, 2013, we had cash and cash equivalents balances of nearly $19.5 million, versus $20.3 million at December 31, 2012. As of April 30, 2013, our cash and cash equivalents balances were approximately $21.6 million. Additionally, we have continued to focus on efforts to lower our breakeven revenue level. Although that revenue level fluctuates based on our program and network mix, our breakeven revenue level is now lower than it has been in any prior quarter in the past several years, which allows us to better withstand fluctuating revenues.”

Conference Call

The Company will host a conference call today, May 1, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 98088773. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until May 8, 2013. To access the replay, dial 855-859-2056 and reference Conference ID 98088773.

Insignia Systems, Inc. is a developer and marketer of in-store media solutions, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia provides at-shelf advertising solutions in an available network of over 13,000 chain retail supermarkets, over 1,700 mass merchants and 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Hormel, Nestlé, and Armour-Eckrich, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release which are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believes,” “expects,” “anticipates,” “seeks” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Statements made in this press release (or during the conference call referred to herein) by the Company, its CEO Scott Drill, its Vice President of Finance and CFO John Gonsior or its President and COO Glen Dall, regarding, for instance: current expectations as to future financial performance (including but not limited to bookings for the second fiscal quarter of 2013 and results for fiscal year 2013); our ability to continue cost improvements and to maintain profitability; current sales trends with consumer packaged goods manufacturers; the expected addition of retailers and the ability to increase revenue; success in our business relationships with News America and Valassis; the effect of any new line of POPS Signs on the Company’s performance and the future importance of, and our ability to develop and implement mobile or digital marketing and other new products and to increase our retailer access for these products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner; (iii) the unexpected loss of a major consumer packaged goods manufacturer relationship or retailer agreement or loss of our relationship with News America or Valassis; (iv) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed or cancelled customer programs; (v) potentially incorrect assumptions by management with respect to the financial effect of cost containment or reduction initiatives, current strategic decisions, current sales trends for fiscal year 2013; and (vi) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net sales	$7,396,000	$3,997,000
Cost of sales	3,860,000	3,097,000
Gross profit	3,536,000	900,000

Operating expenses:
Selling	1,395,000	1,646,000
Marketing	209,000	434,000
General and administrative	956,000	1,074,000

Operating income (loss)	976,000	(2,254,000)
Other income	7,000	7,000

Income (loss) before taxes	983,000	(2,247,000)
Income tax (expense) benefit	(563,000)	670,000

Net income (loss)	$420,000	$(1,577,000)

Net income (loss) per share:
Basic	$0.03	$(0.12)
Diluted	$0.03	$(0.12)

Shares used in calculation of net income (loss) per share:
Basic	13,654,000	13,611,000
Diluted	13,684,000	13,611,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	March 31,	December 31,
	2013	2012

Cash and cash equivalents	$19,461,000	$20,271,000
Working capital	22,653,000	21,791,000
Total assets	32,926,000	31,706,000
Total liabilities	5,847,000	5,211,000
Shareholders’ equity	27,079,000	26,495,000

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